                                                                     EXHIBIT 5.1


                         [Andrews Kurth LLP Letterhead]


                                                      October 3, 2003


El Paso Production Holding Company
1001 Louisiana Street
Houston, Texas 77002


Re:  El Paso Production Holding Company
     Registration Statement On Form S-4 (Registration No. 333-106586).

Ladies and Gentlemen:

         We have acted as special counsel to El Paso Production Holding Company, a Delaware corporation (the "Company"), in connection with the public offering of $1,200,000,000 aggregate principal amount of the Company's 7 3/4% Senior Notes due 2013 (the "Exchange Notes"), which are to be guaranteed pursuant to guarantees thereof (the "Guarantees") by each of the subsidiaries of the Company that are parties to the Indenture (as defined below) (collectively, the "Guarantors" and together with the Company, the "Obligors"). The Exchange Notes are to be issued under an Indenture dated as of May 23, 2003 (the "Indenture") among the Obligors and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), pursuant to an exchange offer (the "Exchange Offer") by the Company, in exchange for a like principal amount of the Company's issued and outstanding 7 3/4% Senior Notes due 2013 (the "Original Notes"), as contemplated by the Registration Rights Agreement dated as of May 20, 2003 (the "Registration Rights Agreement") by and among the Obligors and Credit Suisse First Boston LLC and Citigroup Global Markets Inc., acting on behalf of themselves and as the representatives of the several initial purchasers of the Original Notes.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the registration statement on Form S-4 of the Obligors, filed with the Securities and Exchange Commission (the "SEC") on June 27, 2003 (the "Registration Statement");

         (ii)  the Registration Rights Agreement;

         (iii) the Indenture;

         (iv) the Certificates of Incorporation of each of the Obligors, as amended to date;

         (v)   the By-Laws of each of the Obligors, as amended to date;

El Paso Production Holding Company
October 3, 2003
Page 2


         (vi) certain resolutions adopted by the Boards of Directors of each of the Obligors relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture, the Guarantees and related matters;

         (vi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

         (vi)   the form of the Exchange Notes.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Obligors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, other than the Obligors, of such documents and, except as set forth below, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Obligors and others.

         We express no opinion other than as to (i) the laws of the State of New York and (ii) the Delaware General Corporation Law.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, (1) the Exchange Notes will constitute valid and legally binding obligations of the Company, and (2) each Guarantee will constitute a valid and legally binding obligation of the Guarantor that is a party thereto.

         Our opinions expressed above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific

El Paso Production Holding Company
October 3, 2003
Page 3


performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. Also, we express no opinion regarding the validity or effect of Section 10.04 of the Indenture, which in general provides that neither a failure nor a delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege, and that certain rights, remedies and benefits shall be cumulative and not exclusive of any other rights, remedies or benefits.

         In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the execution and delivery by each of the Guarantors of the Indenture, the performance by the Company and each of the Guarantors of its obligations under the Indenture and the Exchange Notes, do not and will not violate or constitute a default under any agreement or instrument to which the Company or any Guarantor or its properties is subject, other than the material contracts filed (or incorporated by reference) as exhibits to the Registration Statement.

         We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                                                 Very truly yours,


                                                 /s/ ANDREWS KURTH LLP